EXHIBIT 99.1

Texas:  July 1, 2011, Digital Valleys Corp. changes its name to Circle Star Energy Corp. (OTCBB: CRCL)

Circle Star Energy Corp. (the “Company”) is pleased to announce its new corporate name effective today, July 1, 2011.  The Company was previously known as Digital Valleys Corp. and previously traded on the OTCBB under the ticker symbol DTLV.  Commencing today, the Company will be trading under the ticker symbol CRCL.

For Further information please contact David Brow at 206-273-7892.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements and forward-looking information.  When used in this press release, the words "will," and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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